EXECUTIVE SERVICES AGREEMENT

     This Executive Services Agreement (this "AGREEMENT") is entered into as of December 1, 1998 (the "EFFECTIVE DATE"), by and between Barry J. Gibbons doing business as Festina ("FESTINA") and Peabodys Coffee, Inc. ("COMPANY").

     WHEREAS, the Company desires to retain Festina to provide management and other services to the Company and Company desires to retain Festina to perform such services, on the terms and conditions set forth below; and

     WHEREAS, the parties agree that Barry J. Gibbons ("BJG"), an employee and principal owner of Festina, will be the sole provider of the services contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this Agreement, Festina and the Company agree as follows:

1. SERVICES TO BE PROVIDED. BJG's title shall be "Executive Chairman" of the Company. The duties and responsibilities of BJG during the term of this Agreement shall include, but not be limited to, serving as Chairman of the Board of Directors of the Company, communicating with the Company's current and prospective investors, and such other management services as may be agreed upon from time to time by BJG and the Board of Directors of the Company
(collectively,   such  services  are  referred  to  herein  as  the  "MANAGEMENT
SERVICES").

2. MONTHLY COMPENSATION. In payment for the performances of the Management Services during the term of this Agreement, the Company shall pay Festina, on or before the fifteenth day following the month in which such services were rendered, cash compensation in monthly installments as follows:

     a. INITIAL COMPENSATION PERIOD. From the Effective Date through December 31, 1999, the Company shall pay Festina $3,500.00 per month.

     b. SUBSEQUENT COMPENSATION PERIOD. Commencing on January 1, 2000, the Company shall pay Festina $20,000,00 per month.

3. EQUITY COMPENSATION. Effective as of the Effective Date, the Company shall grant Festina a nonstatutory stock option to purchase 60,000 shares of common stock of the Company at a per share exercise price of $0.50 per share (the "INITIAL OPTION"). The Initial Option shall be subject to a one-year vesting requirement and shall vest ratably on a monthly basis (i.e., 5,000 shares per month) with such vesting to commence on the Effective Date. On December 1, 1999, and each one year anniversary thereafter, provided that neither Festina nor the Company have terminated this Agreement in accordance with Section 8, the Company shall grant Festina a nonstatutory stock option to purchase 60,000 shares of common stock of the Company at a per

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share  exercise  as  determined  by a  majority  of the  members of the Board of
Directors of the Company (each, a "SUBSEQUENT OPTION"). The Initial Option and each of the Subsequent Options, if any, shall be exercisable for a two-year period commencing on the date each option becomes fully vested (or, the effective date of the termination of this Agreement, if earlier) in accordance with the vesting schedule described in this Section 3.

4. PERFORMANCE CASH BONUSES. In addition to the Monthly Compensation and the Equity Compensation described above, Festina shall also be entitled to the following cash bonuses based on the achievement of certain milestones described below:

     a. FINANCING BONUS. If, during the term of this Agreement, the Company receives aggregate proceeds equal to or greater than $1.25 million from third party investors (excluding any funds received from directors or officers of the Company), the Company shall immediately pay Festina a cash bonus of $50,000.00 on the date such milestone is achieved.

     b. TRADING PRICE BONUS. If, during the term of this Agreement, the average closing sales price of the common stock of the Company on all domestic securities exchanges (including, but not limited to, the over-the-counter market) over any period of sixty consecutive trading days is equal to or greater than $3.00 per share (as equitably adjusted from time to time for stock splits, stock dividends, recapitalizations, and similar events), then the Company shall immediately pay Festina a cash bonus of $50,000.00 on the date which is the first trading day following the date such milestone is achieved.

     c. CHAIRMAN RECRUITING BONUS. If, during the term of this Agreement, BJG identifies his successor as Chairman of the Board of Directors of the Company and such person is approved and appointed by a majority of the members of the Board of Directors of the Company, (i) the Company shall pay Festina a cash bonus equal in amount to the product of six (6) times Festina's monthly compensation (as determined in accordance with Section 2) in effect at the time such successor Chairman is approved and appointed, and (ii) any unvested portion of the Initial Option or a Subsequent Option, as the case may be, shall immediately become vested and exercisable for a number of shares equal to fifty percent (50%) of the total number of shares subject to such option (including vested and unvested shares), in addition to the vesting of any shares under such option(s) through the date such successor Chairman is approved and appointed by a majority of the members of the Board of Directors of the Company.

5. PROPRIETARY INFORMATION. Festina agrees that it and its employees and affiliates, including, but not limited to, BJG, shall not, without the prior written consent of a majority of the members of the Board of Directors, disclose or use for any purpose (except in the course of providing Management Services under this Agreement) any confidential information or proprietary business information of the Company.

6. RIGHT TO ADVICE OF COUNSEL. Festina and the Company each acknowledge that they have consulted with legal counsel or had the opportunity to do so and are fully aware of their rights

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and obligations  under this Agreement.  Festina and BJG each understand that the law firm of Graham & James LLP is acting as counsel to the Company in connection with the negotiation of this Agreement, and is not acting as counsel for either Festina or BJG.

7. CONFLICT RESOLUTION. Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the breach hereof (whether sounding in contract or tort), shall be resolved exclusively and finally by arbitration in accordance with the following procedures:

     a. The arbitration shall be conducted in the city and county of Sacramento, California, or such other location as the parties mutually agree.

     b. The arbitration proceedings will be conducted in accordance with, and pursuant to, the Labor Arbitration Rules (the "ARBITRATION RULES") of the American Arbitration Association. In the event of any conflict between the Arbitration Rules and the provisions of this Section 7, the provisions of this
Section 7 shall control.

     c. There will be a single neutral arbitrator ("ARBITRATOR") who will be selected pursuant to the Arbitration Rules; provided, however, that notwithstanding the Arbitration Rules, Festina shall have the right to preemptively challenge any arbitrator that has previously arbitrated any matter for the Company.

     d. The Arbitrator will have the power to grant all appropriate legal and equitable relief, both by way of interim relief and as a part of the final award, as may be granted by any court of competent jurisdiction, in order to carry out the terms of this Agreement (including, without limitation, declaratory and injunctive relief and damages, but in no event shall the Arbitrator have the authority to award punitive or exemplary damages). All awards and orders of the Arbitrator, including interim relief, may be enforced by any court of competent jurisdiction.

     e. The parties intend that the arbitration proceedings be conducted as expeditiously as possible and that appropriate rights of discovery (including the right to depose witnesses, submit interrogatories and request documents) be granted to each party. In that regard, the parties agree to work together in good faith with the Arbitrator to arrive upon mutually acceptable procedures regarding the time limits for, and type, amount, scope and degree of, such rights of discovery and the periods of time within which the matters submitted to arbitration must be heard and determined by the Arbitrator. If the parties are unable to so agree, such issues will be submitted to the Arbitrator for his or her determination. If proper notice of any hearing has been given, the Arbitrator will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear. At the request of any party, the Arbitrator, attorneys, parties to the arbitration, witnesses, experts, court reporters or other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings.

     f. Notwithstanding the foregoing, a party may apply to a court of competent jurisdiction within the State of California for relief in the form of a temporary restraining order or preliminary injunction, or other provisional remedy pending appointment of an Arbitrator or pending final determination of a claim through arbitration in accordance with this Section 7. In the event a dispute is submitted to arbitration hereunder during the term of this Agreement, the parties shall continue to perform their respective obligations hereunder, subject to any interim relief that may be ordered by the Arbitrator or by a court of competent jurisdiction pursuant to the previous sentence.

     g. The parties, by written stipulation, may expand or contract the rights, duties or obligations provided above, or otherwise modify the arbitration procedures as suits their convenience, consistent with that which is otherwise permissible within the framework of the Arbitration Rules.

     h. The prevailing party (if a prevailing party is determined to exist by the Arbitrator) in any proceeding or action under this Section 7 shall be entitled, in addition to any other damages or relief awarded, to an award of reasonable legal and accounting fees, expenses and other out-of-pocket costs incurred by such party (including any costs and fees incurred by and payable to the Arbitrator and any costs incurred in enforcing any such award), not to exceed such fees incurred by the non-prevailing party regardless of whether such proceeding or action proceeds to final judgmenet.

     i. Any decision or award of the Arbitrator shall be final and binding upon the parties to the arbitration proceeding except for fraud or failure to provide a hearing. The parties hereby waive to the extent permitted by law any rights to appeal or to review of such award by any court or tribunal. The parties agree that the award of the Arbitrator may be enforced against the parties to the proceeding or their assets wherever they may be found and that a judgment upon the award may be entered in any court having jurisdiction thereof.

     j. FESTINA HAS READ AND UNDERSTANDS THIS SECTION 7, WHICH DISCUSSES ARBITRATION. FESTINA UNDERSTANDS THAT BY SIGNING THIS EXECUTIVE SERVICES AGREEMENT, FESTINA AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF FESTINA'S RIGHTS TO A JURY TRIAL.

8. TERM AND TERMINATION. The term of this Agreement shall commence on the Effective Date and shall continue until ninety (90) days following the date on which either party delivers written notice in accordance with Section 10 to the other of its desire to terminate this Agreement; provided, however, that Festina agrees that it may not give written notice of termination to the Company on or prior to June 30, 1999. Upon termination of this Agreement,

Festina shall have no rights other than (i) to receive any earned but unpaid compensation through the effective date of termination, and (ii) the right to exercise the vested portion of the Initial Option and the vested portion of each Subsequent Option, if any, subject to the terms and conditions contained in
Section 3 and in the stock option agreement(s) between Festina and the Company.

9. NO ASSIGNMENT. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. Neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity.

10. NOTICES. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by federal express or Unites States certified mail, return receipt requested, postage prepaid, addressed as follows:

           If to the Company:

           Peabodys Coffee, Inc.
           3845 Atherton Road, Suite 9
           Rocklin, California 95765
           Attn: Todd Tkachuk

           If to Festina:

           Festina
           6665 Southwest 69th Lane
           Miami, Florida 33143
           Attn: Barry J. Gibbons

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this section. Such notices or other communications shall be effective upon delivery or, if earlier, three days after they have been sent as provided above.

11. INTEGRATION. This Agreement represents the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements and correspondence whether written or oral. No waiver, alternation, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by a duly authorized representative of the party against whom such waiver, alteration, or modification is sought to be enforced.

12. WAIVER. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

13. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14. HEADINGS. The headings of the sections and paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of California.

16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the Effective Date.

                                        PEABODYS COFFEE, INC.

                                        ---------------------------------------
                                        Todd Tkachuk
                                        President and Chief Executive Officer

                                        FESTINA

                                        ---------------------------------------
                                        Barry J. Gibbons

                    ADDENDUM TO EXECUTIVE SERVICES AGREEMENT

This Addendum ("Addendum") is to the Executive Services Agreement ("Agreement") dated 12.01.98 between Barry J. Gibbons ("BJG") doing business as Festina ("Festina") and Peabodys Coffee, Inc. ("Company").

This Addendum is entered into as of 01.01.2000 (the "Effective Date).

All clauses in the 12.01.98 Agreement will stand, with the exceptions of the following changes:

1. SERVICES TO BE PROVIDED. BJG's title shall be External Director. The duties and responsibilities during the term of the Agreement and Addendum shall include general advice and consultancy commensurate with an External Director. These responsibilities will include attending two scheduled Board Meetings each year, at a location to be agreed, with appropriate expenses reimbursed.

2. COMPENSATION. In payment for these duties, the Company shall pay Festina cash compensation of $2,000.00 per month, payable on or before the fifteenth day of the month in which such services were rendered. Such payments will be made direct by bankers order. In addition, the Company will grant Festina nonstatutory options to acquire shares of common stock in the Company only in line with any future agreed policy for External Directors.

3. ADDITIONAL SERVICES. From time to time, Festina may agree to provide specific additional consultancy services and/or visits. Such additional services will be paid for by the Company at the time, at a level agreed before hand in writing, but at a rate which will not be less than $1,500.00 per day, plus reimbursable expenses.

4. PERFORMANCE CASH BONUSES. All such provisions noted under Section 4 of the Agreement are canceled.

5. DIRECTORS LIABILITY INSURANCE. This Addendum is contingent upon the Company providing appropriate and agreed cover within 60 days of the Effective Date.

6. POTENTIAL CONFLICT OF INTERESTS. The Company acknowledges BJG owns a majority of the shares of the common stock of Peabodys Ltd., a company based on a similar concept operating independently of the Company and only in the UK. While the Company operates only in the US, and Peabodys Ltd. operates only in the UK, and there are no active discussions internally to the Company, or between those companies, to merge or acquire interests in the other company, BJG's investment and involvement in both companies does not threaten to conflict with the interests of the Company.

     In the event that the board of the Company wishes to discuss any potentially substantive changes to those circumstances, BJG will formally abstain from such discussions, and such

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

abstinence will be minuted. In the event the Company wishes to approach Peabodys Ltd. with a view to merging, joint venture or acquisition activities, BJG will immediately offer his resignation under the termination rulings of the Agreement.

     BJG undertakes to use his position to keep both companies informed of developments in the other company, and will seek informal synergies and the continued sharing of successful ideas.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Addendum to the Executive Services Agreement as of the Effective Date.

                                        PEABODYS COFFEE, INC.

                                        ---------------------------------------
                                        Todd Tkachuk
                                        President and Chief Executive Officer

                                        FESTINA

                                        ---------------------------------------
                                        Barry J. Gibbons

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